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                                                                       Exhibit 5

                       PORTER, WRIGHT, MORRIS & ARTHUR LLP
                              41 South High Street
                            Columbus, Ohio 43215-6194
                             Telephone: 614/227-2000
                             Facsimile: 614/227-2100


                                 April 13, 2000

American Eagle Outfitters, Inc.
150 Thorn Hill Drive
Warrendale, Pennsylvania  15086-7528


         Re:      Registration Statement on Form S-8
                  American Eagle Outfitters, Inc. 1999 Stock Incentive Plan (the "Plan")

Ladies and Gentlemen:

         We have acted as counsel for American Eagle Outfitters, Inc., a Delaware corporation ("American Eagle"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by American Eagle with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 4,000,000 shares of American Eagle Common Stock, $.01 par value (the "Shares"), to be issued under the Plan.

         In connection with this opinion, we have examined such corporate records, documents and other instruments of the registrant as we have deemed necessary.

         Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Porter, Wright, Morris & Arthur LLP

                                        PORTER, WRIGHT, MORRIS & ARTHUR LLP